Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact	Media Contact
Paul T. Luther	Paul Erwin
(412) 553-1950	(412) 553-2666
Paul.Luther@howmet.com	Paul.Erwin@howmet.com

Howmet Aerospace Announces Note Tender Early Results

PITTSBURGH, PA, September 1, 2021 – Howmet Aerospace Inc. (“Howmet Aerospace” or the “Company”) (NYSE: HWM) announced today the early tender results for the Company’s previously announced tender offer (the “tender offer, or the “offer”) in respect of its outstanding 6.875% Notes due 2025 (the “Existing 2025 Notes”).

According to information received from Global Bondholder Services Corporation, the tender and information agent for the tender offer, as of 5:00 p.m., New York City time, on August 31, 2021 (which was the “early tender deadline”), the Company had received valid tenders from holders of the Existing 2025 Notes as outlined in the table below. Because the aggregate principal amount of Existing 2025 Notes that were validly tendered and not validly withdrawn at or prior to the early tender deadline exceeds the maximum aggregate principal amount of Existing 2025 Notes to be accepted in the tender offer, Howmet Aerospace expects to accept such Existing 2025 Notes for purchase on a pro rata basis, so as to not exceed the tender cap (with adjustments to avoid the purchase of Existing 2025 Notes in a principal amount other than in integral multiples of $1,000 or the return to any holders of an amount less than the minimum denomination).

Series of Notes	CUSIP Number/ISIN Number	Aggregate Principal Amount Outstanding	Tender Cap(1)	Principal Amount Tendered	Total Consideration (2)(3)	Proration Factor
6.875% Notes due 2025	443201AA6 / US443201AA64	$1,200,000,000	$600,000,000	$619,189,000	$1,175.00	0.96899990

(1)	Represents maximum aggregate principal amount of Existing 2025 Notes to be accepted for purchase by Howmet Aerospace, exclusive of accrued and unpaid interest. Due to proration mechanics, this will result in acceptance by Howmet Aerospace of $599,984,000 of Existing 2025 Notes. Such amount shall constitute the full Tender Cap under the tender offer (and the tender offer is hereby amended as necessary to so provide).
(2)	Per $1,000 principal amount of Existing 2025 Notes validly tendered (and not validly withdrawn) and accepted for purchase by Howmet Aerospace. Excludes accrued and unpaid interest, which will be paid on Existing 2025 Notes accepted for purchase by Howmet Aerospace as described below.
(3)	Includes the $50.00 early tender premium for Existing 2025 Notes validly tendered at or prior to the early tender deadline (and not validly withdraw) and accepted for purchase by Howmet Aerospace.

Howmet Aerospace expects the early settlement date for the Existing 2025 Notes that are accepted for purchase (after accounting for proration) to occur on September 2, 2021. The deadline for holders to validly withdraw tenders of Existing 2025 Notes has passed. Accordingly, Existing 2025 Notes that have been validly tendered cannot be withdrawn, except as provided for in the Offer to Purchase or required by applicable law.

Howmet Aerospace intends to fund the tender offer with net proceeds from its previously announced note offering, which is scheduled to close today, and cash on hand. That closing will fulfill the financing condition to the tender offer.

Holders of Existing 2025 Notes who validly tendered and did not validly withdraw their Existing 2025 Notes at or prior to the early tender deadline will receive the total consideration, which includes the early tender premium for the Existing 2025 Notes of $50.00 per $1,000 principal amount of Existing 2025 Notes tendered, for the Existing 2025 Notes that are accepted for purchase (after accounting for proration). Although the tender offer will expire at midnight (end of day), New York City time, on September 15, 2021, because the tender offer was fully subscribed at the early tender deadline, Howmet Aerospace does not expect to accept for purchase any Existing 2025 Notes tendered after the early tender deadline. Accrued and unpaid interest will be paid on all Existing 2025 Notes validly tendered and accepted for purchase from the last interest payment date up to, but not including, the settlement date.

Howmet Aerospace has retained J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and BMO Capital Markets Corp. to act as the lead dealer managers and Global Bondholder Services Corporation to act as the tender and information agent for the tender offer. For additional information regarding the terms of the tender offer, please contact J.P. Morgan Securities LLC collect at (212) 834-3424 or toll-free at (866) 834-4666; Citigroup Global Markets Inc. collect at (212) 702-1840 or toll-free at (800) 558-3745; or BMO Capital Markets Corp. collect at (212) 702-1840 or toll-free at (833) 418-0762. Requests for copies of the Offer to Purchase and questions regarding the tendering of Existing 2025 Notes may be directed to Global Bondholder Services Corporation at (212) 430-3774 (for banks and brokers) or 866-807-2200 (all others, toll-free) or email contact@gbsc-usa.com.

This press release is for informational purposes only and does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any securities nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful. Holders of the Existing 2025 Notes are urged to carefully read the Offer to Purchase, which sets forth a more detailed description of the tender offer, before making any decision with respect to the tender offer.

None of Howmet Aerospace, the tender and information agent, the dealers managers or the trustee for the Existing 2025 Notes (nor any of their respective directors, officers, employees or affiliates) makes any recommendation as to whether holders should tender their Existing 2025 Notes pursuant to the tender offer, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decisions as to whether to tender their Existing 2025 Notes, and, if so, the principal amount of Existing 2025 Notes to tender.

About Howmet Aerospace

Howmet Aerospace Inc., headquartered in Pittsburgh, Pennsylvania, is a leading global provider of advanced engineered solutions for the aerospace and transportation industries. The Company’s primary businesses focus on jet engine components, aerospace fastening systems, and titanium structural parts necessary for mission-critical performance and efficiency in aerospace and defense applications, as well as forged wheels for commercial transportation. With nearly 1,150 granted and pending patents, the Company’s differentiated technologies enable lighter, more fuel-efficient aircraft to operate with a lower carbon footprint.

Forward-Looking Statements

This press release contains statements that relate to future events and expectations. Forward-looking statements include those containing such words as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "guidance," "intends," "may," "outlook," "plans," "projects," "seeks," "sees," "should," "targets," "will," "would," or other words of similar meaning. All statements that reflect Howmet Aerospace’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements, forecasts and outlook relating to the intended closing of the note offering and the tender offer, related financing plans and any future actions by Howmet Aerospace in respect of the Existing 2025 Notes subject to the tender offer, the condition of end markets, future financial results or operating performance, future strategic actions, Howmet Aerospace's strategies, outlook, and business and financial prospects, future interest expense and any future dividends and repurchases of its debt or equity securities. These statements reflect beliefs and assumptions that are based on Howmet Aerospace’s perception of historical trends, current conditions and expected future developments, as well as other factors Howmet Aerospace believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, which could cause actual results to differ materially from those indicated by these statements. Such risks and uncertainties include, but are not limited to: (a) uncertainty of the duration, extent and impact of the COVID-19 pandemic on Howmet Aerospace’s business, results of operations, and financial condition; (b) deterioration in global economic and financial market conditions generally, including as a result of pandemic health issues (including COVID-19 and its effects, among other things, on global supply, demand, and distribution disruptions as the COVID-19 pandemic continues and results in an increasingly prolonged period of travel, commercial and/or other similar restrictions and limitations); (c) unfavorable changes in the markets served by Howmet Aerospace; (d) the impact of potential cyber attacks and information technology or data security breaches; (e) the loss of significant customers or adverse changes in customers’ business or financial conditions; (f) manufacturing difficulties or other issues that impact product performance, quality or safety; (g) inability of suppliers to meet obligations due to supply chain disruptions or otherwise; (h) the inability to achieve revenue growth, cash generation, cost savings, restructuring plans, cost reductions, improvement in profitability, or strengthening of competitiveness and operations anticipated or targeted; (i) competition from new product offerings, disruptive technologies or other developments; (j) geopolitical, economic, and regulatory risks relating to Howmet Aerospace’s global operations, including compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (k) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation, which can expose Howmet Aerospace to substantial costs and liabilities; (l) failure to comply with government contracting regulations; (m) adverse changes in discount rates or investment returns on pension assets; and (n) the other risk factors summarized in Howmet Aerospace’s Form 10-K for the year ended December 31, 2020 and other reports filed with the U.S. Securities and Exchange Commission. Market projections are subject to the risks discussed above and other risks in the market. The statements in this release are made as of the date of this release, even if subsequently made available by Howmet Aerospace on its website or otherwise. Howmet Aerospace disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.